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                                                                 EXHIBIT 23(a)
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                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated November 17, 1998 on the consolidated financial statements of TriStar Aerospace Co., January 24, 1997 on the combined financial statements of Tri-Star Aerospace, Inc. and May 9, 1997 on the financial statements of the Aviall Aerospace Business Unit of Aviall, Inc., included in TriStar Aerospace Co.'s Form 10-K for the year ended September 30, 1998, and to all references to our Firm included in this registration statement.



/s/ Arthur Andersen LLP
Tulsa, Oklahoma
August 25, 1999

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